N-SAR Exhibit: Sub-item 77I
Legg Mason Partners Equity Trust
Legg Mason Batterymarch Managed Volatility Global Dividend Fund


In connection with the terms of the offering of Class A, Class C, Class FI, Class R, Class I and Class IS shares of Legg Mason Batterymarch
Managed Volatility Global Dividend Fund (the "Fund"), Registrant incorporates by reference the Fund's prospectus, Statement of Additional Information, Management Agreement and Subadvisory
Agreements, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, on post-effective Amendment No. 260 to Form
N-1A, on February 25, 2013 (Accession No. 0001193125-13-074378).




N-SAR Exhibit: Sub-item 77I
Legg Mason Partners Equity Trust
Legg Mason Batterymarch Managed Volatility International Dividend Fund


In connection with the terms of the offering of Class A, Class C, Class FI, Class R, Class I and Class IS shares of Legg Mason Batterymarch
Managed Volatility International Dividend Fund (the "Fund"), Registrant incorporates by reference the Fund's prospectus, Statement of Additional Information, Management Agreement and Subadvisory Agreements, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, on post-effective Amendment No. 259 to Form N-1A, on February 25, 2013 (Accession No. 0001193125-13-074347).